Oppenheimer Developing Markets Fund
NSAR Exhibit – Item 77Q

The Restated Investment Advisory Agreement dated as of November 1, 2013, filed as exhibit 28(d)(i) to Post-Effective Amendment No. 28 (filed on December 23, 2013) to the Registrant's Registration Statement, Accession Number 0000728889-13-002425, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.